UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2019

INNERSCOPE HEARING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55754	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2151 Professional Drive, 2nd Floor Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.02	Unregistered Sales of Equity Securities.

On November 21, 2019, the Board of Directors authorized the issuance of 900,000 shares of InnerScope Hearing Technologies, Inc.’s (the “Company”) Series B Preferred Stock. The shares will be issued as follows; 300,000 shares to the Company’s CEO and director, Matthew Moore (“Matthew’), 300,000 shares to the Company’s CFO and director, Kimberly Moore (“Kimberly”) and 300,000 shares to the Company’s Chairman, Mark Moore (“Mark”). The Series B Preferred Stock authorized to be issued in consideration of the Company’s failure to timely pay current and past salaries to Matthew and Kimberly, and their willingness to accrue unpaid payroll and the non-reimbursement of business expenses without penalty or action for all amounts owed to Matthew and Kimberly and for compensation to Mark. The issuances of the shares were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as there was no general solicitation, and the transaction did not involve a public offering. There are now 1,800,000 shares of Series B Preferred Stock outstanding and Matthew, Kimberly and March each own 600,000 shares of Series B Preferred Stock

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2019, the Board of Directors (the “Board”) of the Company approved the following corporate action (the “Corporate Action”):

The increase in the number of authorized shares of stock from one billion (1,000,000,000) shares to fifteen billion (15,000,000,000) shares of stock (the "Authorized Stock Share Increase"), whereby the authorized shares of common stock par value $0.0001, will increase from 975,000,000 shares to 14,975,000,000 shares and authorized shares of preferred stock will remain 25,000,000 shares, par value $0.0001. The Corporate Action was approved by stockholders holding 89.96% of the outstanding shares of the Company in accordance with Section 78.320 of the Nevada Revised Statutes.

In accordance with Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company will file a definitive Information Statement on Schedule 14C (the “Information Statement”) and will deliver a copy of the Information Statement to our stockholders as of November 26, 2019, the Record Date. The Authorized Common Stock Share Increase will not become effective until at least 20 calendar days after the first date of the delivery of the Information Statement.

After filing of the Information Statement, we intend to file a Certificate of Amendment with the Secretary of State of the State of Nevada with Amended Articles of Incorporation reflecting the Authorized Common Stock Share Increase to be effective at the expiration of the 20-calendar day period referenced above.

On November 25, 2019, the Company filed in the State of Nevada an Amended and Restated Certificate of Designation of the Series B Preferred Stock to increase the authorized shares of Series B Preferred Stock from 900,000 shares to 1,800,000 shares designated as Series B Preferred Stock. The Series B Preferred Stock is not convertible into common stock, nor does the Series B Preferred Stock have any right to dividends and any liquidation preference. The Series B Preferred Stock entitles its holder to a number of votes per share equal to 1,000 votes.

The foregoing description of the rights and preferences of the Amended and Restated Series B Preferred Stock are qualified in its entirety by the full text of the Amended and Restated Certificate of Designation, which is filed as Exhibit 3.1, to, and incorporated by reference in, this report.

Item 5.07	Submission of Matters to a Vote of Security Holders

Reference is made to the disclosure set forth under Item 5.03 above, which disclosure is incorporated herein by reference.

The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Designation of Series B Preferred Stock.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2019

INNERSCOPE HEARING TECHNOLOGIES, INC.

By: /s/ Matthew Moore

Matthew Moore

Chief Executive Officer